2nd Quarter 2013 Financial and Operating Results August 7, 2013 Exhibit 99.2

Special Note Regarding Forward-Looking Information In addition to historical information, this presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements regarding intent, belief or current expectations are included in these forward-looking statements. Investors are cautioned that any such forward- looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward- looking statements as a result of various factors. In particular, GAIN can provide no assurance that it will be able to complete the proposed acquisition of GFT on acceptable terms, or at all, due to a number of factors, including but not limited to the failure to satisfy all applicable closing conditions. Additional important risk factors regarding GAIN may be found under the heading "Risk Factors" in GAIN's Form 10-K for the year ended December 31, 2012, and are incorporated herein by reference. These factors include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of the futures companies, errors or malfunctions in our systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete in the futures industry, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. GAIN expressly disclaims any obligation to update any forward-looking statements, except as may be required by law. 2

Highlights • Record quarterly revenue driven by: • Increased retail client engagement amid more favorable market conditions • Continued growth of futures business • Expansion of GTX business • Strong margins exhibit significant operating leverage available in GAIN’s business • Positive results across all key operating metrics; record level of client assets 3

2nd Quarter 2013 Results Overview • Q2 2013 Financial Summary • Net revenue of $73.0 million compared with $45.7 million • EBITDA(1) of $26.9 million compared with $8.9 million • Net Income of $17.2 million compared with $4.4 million • EPS (Diluted): $0.44 • Operating Metrics(2) • Retail volume increased 36% to $462.1 billion • Institutional volume increased 141% to $1.1 trillion • Futures DARTs of 14,382 • Funded accounts up 30% to 96,977 • Client assets up 49% to $476.8 million as of June 30, 2013 (Comparisons are referenced to Q2 2012) (1) EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation, amortization and non- recurring expenses. A reconciliation of net income to EBITDA is available in the appendix to this presentation. (2) Definitions for all our operating metrics are available in the appendix to this presentation. 4

Q2 2013 Market Conditions • Elevated volatility in Q2, but still below levels seen from 2009 – 2011 • Index has increased ~35% since beginning of 2013 Source: JP Morgan G7 Volatility Index 5

Retail OTC • Increased client engagement • Highest quarterly retail volume since Q2 2011 • Average daily volume up 37% to $7.1bn/day • Active OTC accounts increased 4% to 64,144 • Continue to optimize marketing spend to highest performing regions (1) Definitions for all our operating metrics are available in the appendix to this presentation. 6

Commission-Based Business • Institutional • Significant volume growth continues • 37% CAGR quarterly growth since Q2 2011 • Strong pipeline of new customers • Futures • Increasing client engagement • Q2 2013 DARTs: 14,382 (9% growth over Q1 2013) • Commission-based business represented ~19% of revenue in Q2 2013 • Expect to be >20% for FY 2013 and increasing in future 7 $1.5 $4.0 $5.9 $7.2 $6.8 $7.6 $8.4 $13.9 $16.4 Q2 11 Q3 11 Q4 11 Q1 12 Q2 12 Q3 12 Q4 12 Q1 13 Q2 13 Institutional Average Daily Volume

$39.7 $48.6 $74.8 $93.2 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 Q2 2012 Q2 2013 1H 2012 1H 2013 Total Expenses Comp & Benefits Marketing Trading All Other $4.4 $17.2 $3.2 $21.4 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 Q2 2012 Q2 2013 1H 2012 1H 2013 Net Income $45.7 $73.0 $78.9 $122.8 $8.9 $26.9 $10.1 $34.4 $0.0 2 .0 $40.0 $6 .0 $80.0 $100.0 $120.0 $140.0 Q2 2012 Q2 2013 1H 2012 1H 2013 Net Revenue & EBITDA(1) Net Revenue EBITDA 2nd Quarter and 1H 2013 Financial Results Note: Dollars in millions. (1) Reconciliation of net income to EBITDA is available in the appendix to this presentation. 8 $151 $120 $120 $129 $99 $100 $0 $20 $40 $60 $80 $100 $120 $140 $160 2Q 11 3Q 11 4Q 11 Q 12 2Q 12 3Q 12 4Q 12 1Q 13 2Q 13 Retail Trading Revenue per Million Quarterly Last 12 Months

Quarterly Dividend & Share Buyback • $0.05 per share quarterly dividend approved • Record Date: September 12, 2013 • Payment Date: September 20, 2013 • Share repurchase program • Nearly all of the previously approved $15.0 million remains available to opportunistically buy back GAIN shares 9

GFT Transaction & Closing Remarks • GFT transaction • Closing subject to conditions, not all of which satisfied to date; continuing to work through issues • No update can be provided regarding timing, and changes to the terms, if any, of the transaction at this time • 1H 2013 results show operating leverage of business model • Currency volatility still relatively low compared to recent years • Focusing marketing spend on high performance retail markets • Commission-based business poised for further growth 10

11 Appendix

# Consolidated Statements of Operations

| | Three Months Ended June 30, | | Six Months Ended June 30, | |
|---|---|---|---|---|
| **Revenue** | **2013** | **2012** | **2013** | **2012** |
| Trading revenue | $ 57.5 | $ 40.8 | $ 92.8 | $ 70.3 |
| Commission revenue | 14.2 | 4.3 | 25.1 | 8.1 |
| Other revenue | 1.1 | 0.6 | 4.7 | 0.6 |
| Total non-interest revenue | 72.8 | 45.7 | 122.6 | 79.0 |
| Interest revenue | 0.3 | 0.2 | 0.4 | 0.3 |
| Interest expense | 0.1 | 0.2 | 0.2 | 0.4 |
| Total net interest revenue/(expense) | 0.2 | - | 0.2 | (0.1) |
| Net revenue | 73.0 | 45.7 | 122.8 | 78.9 |
| **Expenses** | | | | |
| Employee compensation and benefits | 15.5 | 13.2 | 28.8 | 23.5 |
| Selling and marketing | 4.7 | 7.2 | 10.1 | 14.4 |
| Trading expenses and commissions | 17.3 | 9.2 | 33.0 | 17.9 |
| General & Administrative | 6.5 | 5.3 | 12.0 | 9.5 |
| Depreciation and amortization | 1.8 | 1.1 | 3.4 | 2.1 |
| Purchased intangible amortization | 0.6 | 1.0 | 1.2 | 2.9 |
| Communication and technology | 2.0 | 1.9 | 4.3 | 3.7 |
| Bad debt provision | 0.2 | 0.2 | 0.4 | 0.2 |
| Restructuring[1] | - | 0.6 | - | 0.6 |
| Total | 48.6 | 39.7 | 93.2 | 74.8 |
| **Income before tax expense** | 24.4 | 6.0 | 29.6 | 4.1 |
| Income tax expense | 7.2 | 1.6 | 8.2 | 0.9 |
| **Net income** | $ 17.2 | $ 4.4 | $ 21.4 | $ 3.2 |
| **Earnings per common share:** | | | | |
| Basic | $0.48 | $0.13 | $0.60 | $0.09 |
| Diluted | $0.44 | $0.11 | $0.56 | $0.08 |
| Weighted averages common shares outstanding used in computing earnings per common share: | | | | |
| Basic | 35,570,587 | 34,945,835 | 35,309,364 | 34,710,915 |
| Diluted | 38,795,950 | 38,677,417 | 38,213,715 | 38,605,108 |

Note: Unaudited. Dollars in millions, except per share data.

(1) Non-recurring expenses relating to cost savings effected in Q2 2012.

GAIN | CAPITAL 12

Consolidated Balance Sheet Note: Unaudited. Dollars in millions. 13 June 30, December 31, 2013 2012 ASSETS: Cash and cash equivalents 60.0$ 36.8$ Cash and securities held for customers 476.8 446.3 Short term investments 0.8 1.4 Receivables from banks and brokers 97.4 89.9 Property and equipment - net of accumulated depreciation 11.0 11.0 Prepaid assets 7.2 7.7 Goodwill 9.7 9.0 Intangible assets, net 8.1 9.9 Other assets 18.4 17.9 Total assets 689.4$ 629.9$ LIABILITIES AND SHAREHOLDERS' EQUITY: Payables to customer, brokers, dealers, FCM'S and other regulated entities 476.8$ 446.3$ Accrued compensation & benefits 9.9 6.1 Accrued expenses and other liabilities 10.5 12.5 Income tax payable 3.2 1.3 Loan payable 10.0 - Total l iabilities 510.4$ 466.2$ Shareholders' Equity 179.0$ 163.7$ Total l iabilities and shareholders' equity 689.4$ 629.9$

Current Liquidity Note: Dollars in millions. (1) Reflects cash that would be received upon the liquidation of short term investments. (2) Reflects cash that would be received from brokers following the close-out of all open positions. (3) Excludes current liabilities of $23.6mm and $19.9mm as of June 30, 2013 and December 31, 2012, respectively, and capital charges associated with open positions. 14 As of 6/30/13 12/31/12 Cash and cash equivalents $60.0 $36.8 Cash and securities held for customers 476.8 446.3 Short term investments(1) 0.8 1.4 Receivables from banks and brokers(2) 97.4 89.9 Total Operating Cash $635.0 $574.4 Less: Cash and securities held for customers (476.8) (446.3) Free Operating Cash $158.2 $128.1 Less: Minimum regulatory capital requirements (48.7) (45.6) Less: Loan payable (10.0) - Free Cash Available (3) $99.5 $82.5

Q2 and 1H 2013 Financial Summary Note: Dollars in millions, except per share data. (1) See page 16 for a reconciliation of GAAP net income to EBITDA. (2) EBITDA margin is calculated as EBITDA divided by net revenue (ex. interest expense). 15 3 Months Ended June 30, 1st Half '13 v '12 % Change 2013 2012 2013 2012 Q2 1st Half Net Revenue $73.0 $45.7 $122.8 $78.9 60% 56% Interest Expense 0.1 0.2 0.2 0.4 (50%) (50%) Net Revenue (ex. Interest Expense) $73.1 $45.9 $123.0 $79.3 59% 55% Operating Expenses 46.2 37.0 88.6 69.2 25% 28% EBITDA(1) $26.9 $8.9 $34.4 $10.1 202% 241% Net Income $17.2 $4.4 $21.4 $3.2 291% 569% EPS (Diluted) $0.44 $0.11 $0.56 $0.08 300% 600% EBITDA Margin %(1)(2) 37% 19% 28% 13% 17 pts 15 pts Net Income Margin % 24% 10% 17% 4% 14 pts 13 pts

EBITDA & Margin Reconciliation Note: Dollars in millions. (1) EBITDA margin is calculated as EBITDA divided by net revenue (ex. interest expense). 16 3 Months Ended June 30, 1st Half 2013 2012 2013 2012 Net Revenue 73.0$ 45.7$ 122.8$ 78.9$ Interest Expense 0.1 0.2 0.2 0.4 Net Revenue (ex. Interest Expense) 73.1$ 45.9$ 123.0$ 79.3$ Net income 17.2$ 4.4$ 21.4$ 3.2$ Depreciation & amortization 1.8 1.1 3.4 2.1 Purchase intangible amortization 0.6 1.0 1.2 2.9 Interest expense on note 0.1 0.2 0.2 0.4 Restructuring(1) - 0.6 - 0.6 Income tax expense 7.2 1.6 8.2 0.9 EBITDA 26.9$ 8.9$ 34.4$ 10.1$ EBITDA Margin %(1) 37% 19% 28% 13%

Operating Metrics(1) (1) Definitions for all our operating metrics are available on page 18. 17 (Volume in billions; assets in millions) 3 Months Ended, Jun-12 Sep-12 Dec-12 Mar-13 Jun-13 Retail OTC Trading Volume $340.8 $278.7 $298.8 $431.8 $462.1 Average Daily Volume $5.2 $4.2 $4.7 $6.7 $7.1 Active OTC Accounts 61,746 59,166 60,219 62,606 64,144 Futures DARTs - 15,270 13,000 13,238 14,382 Funded Accounts 74,620 82,394 85,099 100,020 96,977 Customer Assets $320.2 $426.6 $446.3 $456.9 $476.8 Institutional Trading Volume $442.5 $503.7 $538.4 $889.9 $1,065.8 Average Daily Volume $6.8 $7.6 $8.4 $13.9 $16.4

Definition of Metrics • Funded Accounts • Retail accounts who maintain a cash balance • Active OTC Accounts • Retail accounts who executed a transaction during a given period • Trading Volume • Represents the U.S. dollar equivalent of notional amounts traded • Futures DARTs • Represents the average daily trades transacted by OEC customers • Customer Assets • Represents amounts due to clients, including customer deposits and unrealized gains or losses arising from open positions 18

2nd Quarter 2013 Financial and Operating Results August 7, 2013